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                                                                    EXHIBIT 99.1


                               GKH PARTNERS, L.P.


                                           March 11, 2004


                                                        JAKK HOLDING CORPORATION
                                                      MELVYN N. KLEIN, PRESIDENT


Mr. Mark S. Berg
Senior Vice President
  and General Counsel
Hanover Compressor Company
12001 N. Houston Rosslyn
Houston, TX  77086


Dear Mark:

     Please be advised that the administrative trustee of GKH Liquidating Trust, GKH Partners, L.P. has determined to make a distribution of 5,774,795 shares of common stock of Hanover Compressor Company ("HC") held by GKH Liquidating Trust ("the "Trust") (formerly held by GKH Investments, L.P.) and GKH Partners as nominee for GKH Private Limited (the "Parallel Investor") to the beneficiaries of the Trust and the Parallel Investor effective at the close of market today.


                                             Very truly yours,

                                             GKH Partners, L.P.



                                             by: -s- MELVYN N. KLEIN
                                                ---------------------------
                                                President,
                                                JAKK Holding Corporation


cc: John Jackson


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